EXHIBIT 99.1


[GRAPHIC OMITTED]


CONTACT:
The Management Network Group, Inc.                   Brainerd Communicators
Janet Hall                                           Michele Clarke (Media)
Janet.Hall@tmng.com                                  clarke@braincomm.com
800.876.5329                                         212.986.6667
                                                     Corey Kinger (Investors)
                                                     kinger@braincomm.com
                                                     212.986.6667


                              TMNG GLOBAL RECEIVES
                        NASDAQ STAFF DETERMINATION LETTER

Overland Park, KS - April 9, 2007 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today announced it received a Nasdaq Staff Determination Letter on April 4, 2007 indicating the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and that this noncompliance serves as an additional basis to delist the Company's common stock from the Nasdaq Global Market. The notice was issued in accordance with Nasdaq procedures because the Company did not timely file its Annual Report on Form 10-K for the year ended December 30, 2006.

The Company's common stock will continue to be listed on the Nasdaq Global Market as the Company works to become current in all of its filings, including the Form 10-Q for the quarter ended September 30, 2006 and the Form 10-K for the year ended December 30, 2006. The Company's failure to make all of its periodic filings on a timely basis stems from its decision to undertake a comprehensive special committee review of its historical options granting practices and related accounting. As previously announced, the special committee review is complete, and will result in the filing of restated historical financial statements.

The Company is working to complete its restatement and become current with its public filings as soon as possible. On February 26, 2007, TMNG was granted a hearing before a Nasdaq Listing Qualifications Panel, which set a deadline of May 14, 2007 for the filing of the Company's September 30, 2006 10-Q. Presently, the Company anticipates filing this 10-Q and its 2006 10-K by the May 14, 2007 deadline.



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About TMNG Global
TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG Adventis, and
Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New York, Shanghai and Washington, D. C. This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the special committee's review, the planned restatement of the Company's financial statements, the potential impact of such restatement, the identification of accounting errors or corrections, and/or recommendations of the special committee or measures adopted by management and the Board of Directors are subject to known and unknown risks, uncertainties, and contingencies. Factors that might affect actual results, performance, or achievements include, among other things, the matters discussed in this release, the restatement of the Company's financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these matters, that the anticipated accounting adjustments could have negative tax implications for the Company, the potential for delisting of our common stock on the Nasdaq Stock Market, the effectiveness of remedial measures adopted by management and our Board of Directors, and other actions that may be taken as a result of the special committee review. In addition to the matters described in this release, risks and uncertainties are described from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this release.

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